Exhibit 16

                                                  July 14, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549


Dear Sir/Madam:

     We have read and agree with the disclosures in Item 3 of Amendment No. 2 to Form 10-SB of Avenue Entertainment Group, Inc. regarding the change in certified public accountants.

                                         Sincerely,


                                         Israeloff, Trattner & Co., CPAs, P.C.